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                                                                     Exhibit 4.5


                    AMENDED AND RESTATED CERTIFICATE OF TRUST

                                       OF

                               TEXTRON CAPITAL III




1.    The name of the Trust is Textron Capital III (the "Trust").

2. The original Certificate of Trust for the Trust was filed on October 4, 1995.

3. Pursuant to this Amended and Restated Certificate of Trust, the name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

            The Bank of New York
            White Clay Center, Route 273
            Newark, Delaware  19711
            Attention:  Corporate Trust Administration



4. This Amended and Restated Certificate of Trust shall be effective as of the date of filing.
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            IN WITNESS WHEREOF, this Amended and Restated Certificate of Trust has been duly executed this 5th day of August, 1999.



                                    /s/  Edward C. Arditte
                                    -------------------------------------------
                                    Edward C. Arditte,
                                          as trustee and not individually


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